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                                                                    Exhibit 3.2



                   BY-LAWS OF PREMIER RESEARCH WORLDWIDE, LTD.
                             As of November 18, 1996


                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be located at 1209 Orange Street, Wilmington, Delaware, unless otherwise established by a vote of a majority of the board of directors in office and a statement of change is filed in the manner provided by statute.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETING OF SHAREHOLDERS

         Section 1. The annual meeting of shareholders for the election of directors shall be held at the registered office of the corporation or at such other place within or without the State of Delaware as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.





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         Section 2. Annual meetings of shareholders shall be held at such time, at such place and on such business day as shall be fixed from time to time by the board of directors and stated in the notice of meeting, at which annual meeting the shareholders shall elect by a plurality vote such persons to the board of directors whose terms expire at the time of such meeting and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the time, place, and purpose or purposes of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.




                                   ARTICLE III


                        SPECIAL MEETINGS OF SHAREHOLDERS

         Section 1. Special meetings of shareholders for any purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
         Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board, the board of directors, or the holders of not less than a majority of all the shares entitled to vote at the meeting.






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         Section 3. Written notice of a special meeting stating the time and place of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.





                                   ARTICLE IV


                           QUORUM AND VOTING OF STOCK

         Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, but no later than 30 days from the original meeting date, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.




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         Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the certificate of incorporation.

         Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the certificate of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his agent.

         In all elections for directors every shareholder entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected and for whose election he has a right to vote.

         Section 4. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.



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                                   ARTICLE V


                                   DIRECTORS


         Section 1. (a) The number of directors which shall constitute the whole board of directors shall be not less than two nor more than fifteen. The exact number of directors within such maximum and minimum shall be determined by resolution duly adopted by the board of directors by a majority vote of the whole Board. No decrease in the number of directors shall shorten the term of any incumbent director.

                           (b) The board of directors shall be divided into
three classes, as nearly equal in number as the then total number of directors constituting the whole board permits. At the meeting of shareholders, or by written consent in lieu of such meeting, at or by which the Corporation amends and restates its certificate of incorporation to provide for three separate classes of directors, or at the next following meeting, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of shareholders following such initial classification and election, directors in numbers equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

                           (c) Directors need not be residents of the State of
Delaware nor shareholders of the Corporation.

                           (d) Any directors elected pursuant to any special
voting rights of one or more series of Preferred Stock shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions of this Section l or of Section 3 or Section 4 of this Article V.

         Section 2. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Chairman of the Board, the president or the secretary. The acceptance of a resignation shall not be necessary to make it effective.




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         Section 3. Subject to statutory provisions, one or more or all of the directors of the Corporation may be removed, but solely with cause and by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors.

         Section 4. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the whole board, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they had been elected expires.

         Section 5. The business affairs of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

         Section 6. The directors may keep the books and records of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

         Section 7. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish compensation of all directors for services to the corporation as directors, officers or otherwise.

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     Section 8. The board of directors, or a member of any committee designated by the board of directors, shall, in the performance of each of their duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.




                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS


         Section 1. Meetings of the board of directors, annual, regular or special, may be held either within or without the State of Delaware.

         Section 2. The annual meeting of the board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at its annual meeting and no notice of such meeting shall be necessary to the board of directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such annual meeting of the board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be fixed by the consent in writing of all the directors.

         Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

         Section 4. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, and special meetings shall be called by the Chairman of the Board, the president or the secretary on the written request of a majority of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram or facsimile) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held. Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.

         Section 5. Any or all directors may participate in a meeting of the board or a committee of the board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

         Section 6. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 7. A majority of the entire board, or of any committee thereof, shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute or by the certificate of incorporation, except that when the entire board or a committee thereof consists of one director, then one director shall constitute a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors or of the committee, unless the act of a greater or lesser number is required by statute or by the certificate of incorporation.

         If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. Unless otherwise provided by the certificate of incorporation, any action required to be taken at a meeting of the board, or any committee thereof, shall be deemed the action of the board of directors or of a committee thereof, if all directors or committee members, as the case may be, execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the Corporation.





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                                   ARTICLE VII

                      EXECUTIVE COMMITTEE; OTHER COMMITTEES

         Section 1. The board of directors may, by resolution adopted by a majority of the entire board, alter or eliminate the committees of the board described in Section 2 below or designate one or more other committees, each committee to consist of one or more directors. Any such committee, to the extent provided in such resolution or these by-laws, shall have and exercise all of the authority of the board of directors in the management of the Corporation, except as otherwise required by law. Such committee or committee shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board of directors may, by resolution adopted by a majority of the entire board, fill any vacancy in any such committee, appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members, abolish any such committee at its pleasure, and remove any director from membership on such committee at any time, with or without cause.

         Each committee of the board of directors formed pursuant to this section shall keep regular minutes of its meetings and actions taken at a meeting of any such committee shall be reported to the board at its next meeting following such committee meeting; except that, when the meeting of the board is held within 2 days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting unless otherwise required by law to be earlier reported.

         Section 2. The present standing committees of the board are as follows:

                  Executive Committee: The Executive Committee of the board of directors shall be composed of two members of the board, or such other number as from time to time specified by the board of directors, as may from time to time be chosen by the board of directors. The Executive Committee shall have and exercise all the authority of the board of directors except that it shall not
(a) amend the certificate of incorporation (except that it may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize

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the increase or decrease of the shares of any series), (b) make, alter or repeal any by-law of the Corporation, (c) adopt an agreement of merger or consolidation, (d) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property or assets, (e) recommend to the shareholders a dissolution of the Corporation or a revocation of dissolution, (f) amend or repeal any resolution theretofore adopted by the board of directors which by its term is amendable or repealable only by the board of directors, or (g) unless otherwise authorized by the certificate of incorporation, these by-laws, or upon an authorized resolution adopted by the board of directors, declare a dividend, authorize the issuance of stock, or adopt a certificate of merger and ownership; provided that the Executive Committee shall have the authority to declare a split of the Common Stock of the Corporation, including by means of a stock dividend. Unless a Nominating Committee shall have been appointed by the board of directors, the Executive Committee shall make recommendations to the board with respect to management nominees to the board and review and make recommendations with respect to such shareholder nominees to the board as may be submitted to the corporation.

          Compensation and Personnel Committee. The Compensation and Personnel Committee shall be composed of two members of the board, or such other number as from time to time specified by the board of directors, as may from time to time be chosen by the board of directors, none of whom shall be an employee of the Corporation. The Compensation and Personnel Committee shall have the authority from time to time to determine the compensation payable to the officers and key employees of the Corporation and its subsidiaries and to recommend to the board additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by the Corporation, except that no member of the Committee shall take part in any decision pertaining to his compensation or benefits in his capacity as a director of the Corporation.

                  Audit Committee. The Audit Committee shall be composed of two members of the board, or such other number as from time to time specified by the board of directors, as may from time to time be chosen by the board of directors, none of whom shall be an employee of the Corporation. The Audit Committee shall have the authority and responsibility to (a) hire one or more firms of independent public accountants to audit the Corporation's books, records and financial statements and to review the Corporation's systems of accounting (including its system of internal controls), (b) discuss with such independent public accountants the results of such audit and review, (c) periodically conduct independent reviews of the Corporation's systems of accounting (including its system of internal control), and (d) periodically make reports to the board with respect to its findings.



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                                  ARTICLE VIII

                                     NOTICES

         Section 1. Whenever, under the provisions of any statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with section 4 of Article VI hereof.
         Section 2. Whenever any notice whatever is required to be given under the provisions of any statute or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the board of directors and shall be a Chairman of the Board, a president, a secretary and a treasurer. The board of directors may also choose one or more vice chairmen, vice-presidents, assistant secretaries and assistant treasurers.

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         Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a Chairman of the Board, a president, a secretary, and a treasurer, none of whom need be a member of the board except for the Chairman of the Board.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

         Section 5. Each officer of the Corporation shall hold office until his successor is chosen and qualifies, except in the event of his death, resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors. Any two or more officers, other than those of president and secretary, may be held by the same person.


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                            THE CHAIRMAN OF THE BOARD

         Section 6. The Chairman of the Board shall preside at all meetings of the board of directors and shareholders, if present thereat, may appoint between meetings of the board ad hoc committees to the board, which appointments shall be subject to the approval of the board at its next meeting, may make recommendations to the board with respect to the membership of the committees to the board, and shall exercise such other powers and perform such other duties as shall be assigned to him from time to time by the board.


                                THE VICE CHAIRMAN

         Section 7. The vice chairman, or if there shall be more than one, the vice chairmen in the order determined by the board of directors, shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                  THE PRESIDENT

         Section 8. The president shall, unless otherwise provided by the board of directors, be the chief executive officer of the Corporation. As chief executive officer, he shall have general supervision over the affairs of the Corporation, subject to the policies and directives of the board of directors and shall supervise and direct all officers and employees of the Corporation, but may delegate in his discretion any of his powers to any officer or such other executives as he may designate. Unless otherwise provided by the board of directors, the president shall also be the chief operating officer of the Corporation and shall have general supervision over and control of the operations and activities of the Corporation, subject to the supervision and control of the board of directors, and shall have general supervision and direction of all operating officers and employees of the Corporation, but may delegate in his discretion any of his powers as chief operating officer to any vice president or such other executives as he may designate. The president shall have such other duties as from time to time may be assigned to him by the board of directors. Notwithstanding the foregoing, the board of directors may appoint a vice president of the Corporation as the Corporation's chief operating officer, in which event such vice president shall have the power, authority and responsibilities as prescribed herein for the chief operating officer.

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         Section 9. The Chairman of the Board, vice chairman, president, or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.


                               THE VICE-PRESIDENTS

    Section 10. The vice president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors, the Chairman of the Board or the president may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 11. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board or the president, under whose several supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.



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         Section 12. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 13. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

         Section 14. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 15. If required by the board of directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 15. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. Definitions: Certain terms used in this Article shall be defined as follows or, where so indicated, shall include the following meanings in addition to their normal and their statutory meanings:

                  a. "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

                  b. "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

                  c. "Expenses" means reasonable costs, disbursements and counsel fees actually incurred;

                  d. "Liabilities" means judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred;

                  e. "Criminal third party proceedings" shall mean any threatened, pending or completed action or quasi-administrative proceeding or investigation;

                  f. "Derivative action" shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor;

                  g. "Party" shall include the giving of testimony or similar involvement, whether or not named as a party;

                  h. "Third party proceeding" shall mean any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therefrom, and any inquiry or investigation which could lead to such action, suit or proceeding, other than an action by or in the right of the Corporation.

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         Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that he or she was or is a corporate agent, against his or her expenses and liabilities in connection with such third party proceeding if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, consent, filing of a criminal complaint or information, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal third party proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 3. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any derivative action by reason of the fact that such person was or is a corporate agent, against his or her expenses with the defense or settlement of such action if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such derivative action is or was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such items which the court shall deem proper.

         Section 4. To the extent that any corporate agent has been successful on the merits or otherwise in defense of any third party proceeding or derivative action or in defense of any claim, issue or matter therein, the corporate agent shall be indemnified against his or her expenses in connection therewith.

         Section 5. Indemnification under Sections 2 and 3 of this Article Ten (unless ordered by a court, in which case the expenses of the corporate agent in enforcing indemnification shall be added to and be included in the final judgment against the Corporation) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the corporate agent is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 2 or 3 of this Article Ten or has been successful on the merits or otherwise as set forth in
Section 4 of this Article X and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

                  a. By the board of directors, acting by a majority vote of a quorum consisting of directors who were not parties to the third party proceeding or derivative action, or

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                  b. If such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                  c. By the shareholders.

         Section 6. Expenses incurred in defending a third party proceeding, criminal third party proceeding or derivative action shall be paid on behalf of a corporate agent, by the Corporation in advance of the final disposition of such actions upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as required in this Article Ten.

         Section 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a corporate agent against any expenses and liabilities asserted against him or her and incurred by him or her by reason of his or her being or having been a corporate agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this Article Ten.

         Section 8. Each person who shall act as a corporate agent shall be deemed to be doing so in reliance upon the rights of indemnification provided in this Article.

                  The indemnification provided by this Article shall not be deemed exclusive of any other right to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of shareholders or disinterested directors, or otherwise, regardless of whether the event giving rise to indemnification occurred before or after the effectiveness thereof, both as to action taken in the official capacity of such person and as to action in another capacity while holding his or her office or position, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of his or her heirs and personal representatives.

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                                   ARTICLE XI

                             CERTIFICATES FOR SHARES

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the vice chairman or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such bonds or indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

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                               TRANSFERS OR SHARES

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.


                    RECORD DATES FOR DETERMINING SHAREHOLDERS

         Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the board of directors shall fix a date as the record date for such determination of shareholders. Any such record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and shall not be more than sixty days nor less than ten days prior to the date of such meeting. If no record date is fixed by the board of directors, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     In the case of determining shareholders entitled to consent to corporate action in writing without a meeting, the board of directors shall fix a date as the record date for such determination of shareholders. Any such record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required under Delaware law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered agent in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required under Delaware law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     For the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors shall fix a date as the record date for such determination of shareholders. Any such record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and shall not be more than sixty days prior to such action. If no record date is fixed by the board of directors, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.


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                             REGISTERED SHAREHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares entitled to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
                              LIST OF SHAREHOLDERS

         Section 7. The officer or agent having charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at a shareholders' meeting, or adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholders. Such list shall be open to the examination of any shareholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

                                   ARTICLE XII

                                    DIVIDENDS

         Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in its bonds, in its own shares or other property including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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                                     CHECKS

         Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


                                   FISCAL YEAR

         Section 4. The fiscal year of the Corporation shall end on the last day of December in each year unless otherwise fixed by resolution of the board of directors.

                                      SEAL

         Section 5. The Corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE XIII

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed, or new by-laws may be adopted, by the shareholders, or by the board of directors when such power is conferred upon the board of directors by the certificate of incorporation (and amendments thereto), at any regular meeting of the shareholders or of the board of directors, or at any special meeting of the shareholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation (and amendments thereto), it shall not divest or limit the power of the shareholders to adopt, amend or repeal by-laws.


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